CounterPath Reports First Quarter
Fiscal 2016 Financial Results

VANCOUVER, CANADA – September 14, 2015 – CounterPath Corporation (“CounterPath” or the “Company”) (NASDAQ: CPAH) (TSX: CCV), a developer of award-winning over-the-top (OTT) Unified Communications solutions for enterprises and operators, today announced the financial and operating results for its first quarter ended July 31, 2015 of fiscal 2016.

First Quarter Financial Highlights (Unaudited)
  Quarterly revenue of $2.4 million compared to revenue of $3.0 million for the first quarter of fiscal 2015.
  Gross margin of 80% compared to 80% for first quarter of fiscal 2015
  Non-GAAP loss from operations of $1.2 million compared to non-GAAP loss from operations of $1.1 million for the first quarter of fiscal 2015.
  Net loss of $1.1 million or ($0.03) per share compared to net loss of $1.1 million or ($0.02) per share for the first quarter of fiscal 2015.
  Non-GAAP net loss of $0.7 million or ($0.02) per share compared to non-GAAP net loss of $0.7 million or ($0.02) per share for the first quarter of fiscal 2015.
Management Commentary

“This quarter, seasonality and delays in large contracts impacted our revenue,” said Donovan Jones, President and Chief Executive Officer.  “That said, our partnerships with key OEM vendors continued to progress during the quarter.  Together, we are focusing on a number of large opportunities, particularly in the financial, health and government sectors where our secure solutions are highly valued.  Some of these deals have taken longer than we anticipated but they remain prominent in our sales funnel.  We continue developing our relationships with leading VADs and VARs targeting small and medium sized businesses.  We have also accelerated our transition towards a recurring revenue model by preparing to convert our retail business to a subscription based model for greater revenue predictability.  Recently, we shored up our balance sheet with a private placement to pursue these initiatives in the multi-billion dollar unified communications market,” continued Jones.

CounterPath Reports First Quarter Fiscal 2016 Financial Results

Recent Business Highlights

  On September 4, 2015, raised gross proceeds of approximately $1.5 million by way of a non-brokered private placement.
  Delivered 43% year-over-year growth in EMEA.
  Announced an initial purchase of over $800,000 by a European carrier, who selected  CounterPath’s Bria Mobile Edition softphones for its highly secure telecommunication services offering.
  Launched next generation of solutions, including Bria 4.2 for desktops, Bria 3.4 for Android/iOS, and Stretto PlatformTM 1.7, which provide management, mobility and messaging capabilities.
  Announced new multi-year, multi-million dollar contract with an integrator that initially ordered $400,000 of Bria, Software Development Kit (SDK) and Stretto software and services.
  Announced that EPB, a U.S. based service provider with a fiber-to-the-home network serving homes and businesses, selected CounterPath’s Bria softphone and Stretto Platform as the underlying technology for its unified communications offering.
  Announced that Bria softphone SDK has been deployed by Global Voice Recording to enable the voice elements of its Bella voice calling and compliant recording solutions which adhere to the highest requirements for security compliance in the banking, finance and insurance industries.

Financial Overview

(All amounts in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise specified - unaudited.)

Revenue was $2.4 million for the quarter ended July 31, 2015 compared to $3.0 million for the same quarter last year. Software revenue was $1.2 million compared to $1.9 million for the same quarter last year, and service revenue was $1.2 million compared to $1.2 million for the same quarter last year.

Operating expenses for the quarter ended July 31, 2015 were $3.9 million compared to $4.5 million for the same quarter last year.  The decline in operating expenses was primarily related to a weakening Canadian dollar as a significant percentage of the Company’s operating costs  are based in Canadian dollars.  Operating expenses for the quarter included a non-cash stock-based compensation expense of $0.4 million (2014 - $0.4 million).

CounterPath Reports First Quarter Fiscal 2016 Financial Results

Sales and marketing expenses were $1.2 million for the quarter ended July 31, 2015 compared to $1.1 million for same quarter last year. For the quarter ended July 31, 2015, research and development expenses were $1.3 million and general and administrative expenses were $0.9 million compared to $1.5 million and $1.2 million, respectively, for the same quarter last year.

Foreign exchange gain (loss) for the three months ended July 31, 2015 was $0.5 million compared to $0.4 million for the three months ended July 31, 2014.  The foreign exchange gain (loss) represents the gain (loss) on account of translation of the intercompany accounts of CounterPath’s subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than US dollars.

The net loss for the quarter ended July 31, 2015 was $1.1 million, or ($0.03) per share, compared to a net loss of $1.1 million, or ($0.02) per share, for the quarter ended July 31, 2014.

As of July 31, 2015, the Company had $2.2 million in cash, compared to $2.9 million at April 30, 2015.   Subsequent to the quarter on September 4, 2015, the Company announced the closing of private placement for gross proceeds of $1,465,000 by way of a non-brokered private placement of units at a price of $0.50 per unit. Each unit is comprised of one common share and one-half of one common share purchase warrant, with each whole warrant entitling the holder to acquire an additional common share at an exercise price of $0.75 per common share for a period of two years from the closing date.

About CounterPath

CounterPath’s Unified Communications solutions are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop, tablet and mobile devices, together with Stretto PlatformTM server solutions, enable operators, OEMs and enterprises large and small around the globe to offer a seamless and unified over-the-top (OTT) communications experience across both fixed and mobile networks. The Bria and Stretto combination enable an improved user experience as an overlay to the most popular UC and IMS telephony and applications servers on the market today. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as Alcatel-Lucent, AT&T, Avaya, BroadSoft, BT, Cisco Systems, GENBAND, Metaswitch Networks, Mitel, NEC, Network Norway, Rogers and Verizon.
Visit: www.counterpath.com

Contacts:

David Karp
Chief Financial Officer, CounterPath
dkarp@counterpath.com
(604) 628-9364

CounterPath Reports First Quarter Fiscal 2016 Financial Results

Steven Hards
Vice President of Investor Relations, CounterPath
shards@counterpath.com
(604) 637-6498

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future.

It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the variability in CounterPath’s sales from reporting period to reporting period due to extended sales cycles as a result of selling CounterPath’s products through channel partners or the length of time of deployment of CounterPath’s products by its customers, (2) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition, (3) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products, (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact the Company’s ability to raise additional financing as required or be delisted from a stock exchange on which its common stock trades, (5) the impact of intellectual property litigation that could materially and adversely affect CounterPath’s business, (6) the success by the Company of the sales of its current and new products, (7) the impact of technology changes on the Company’s products and industry, (8) the failure to develop new and innovative products using the Company’s technologies, and (9) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options.  Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, or in the annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at http://www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

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(TABLES TO FOLLOW)

CounterPath Reports First Quarter Fiscal 2016 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in U.S. Dollars)

	July 31,	April 30,
	2015	2015
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$2,214,621	$2,852,422
Accounts receivable (net of allowance for doubtful accounts of $347,446 and $294,719, respectively)	3,068,218	3,305,466
Prepaid expenses and deposits	123,116	168,299
Total current assets	5,405,955	6,326,187

Deposits	91,051	97,667
Equipment	219,340	271,736
Goodwill	6,771,216	7,311,449
Other assets	190,375	216,125
Total Assets	$12,677,937	$14,223,164

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,214,037	$2,305,580
Accrued warranty	65,820	73,117
Customer deposits	8,070	−
Derivative liability	39,615	−
Unearned revenue	2,110,041	1,866,986
Total current liabilities	4,437,583	4,245,683

Deferred lease inducements	41,728	47,760
Unrecognized tax benefit	10,563	10,563
Total liabilities	4,489,874	4,304,006

Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized: 100,000,000
Issued and outstanding: July 31, 2015 – nil; April 30, 2015 – nil	–	–
Common stock, $0.001 par value
Authorized: 100,000,000
Issued and outstanding:
July 31, 2015 – 42,375,069; April 30, 2015 – 42,333,945	42,375	42,334
Treasury stock	(12)	(12)
Additional paid-in capital	67,979,876	67,599,913
Accumulated deficit	(56,442,010)	(55,330,905)
Accumulated other comprehensive loss – currency translation adjustment	(3,392,166)	(2,392,172)
Total stockholders’ equity	8,188,063	9,919,158
Liabilities and Stockholders’ Equity	$12,677,937	$14,223,164

CounterPath Reports First Quarter Fiscal 2016 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Stated in U.S. Dollars)
(Unaudited)

	Three Months Ended
	July 31,
	2015	2014
Revenue:
Software	$1,200,849	$1,873,948
Service	1,156,397	1,153,223
Total revenue	2,357,246	3,027,171
Operating expenses:
Cost of sales (includes depreciation of $1,806 (2014 – $23,855))	481,932	618,054
Sales and marketing	1,187,033	1,137,768
Research and development	1,284,190	1,496,206
General and administrative	940,628	1,203,511
Total operating expenses	3,893,783	4,455,539
Loss from operations	(1,536,537)	(1,428,368)
Interest and other income (expense), net:
Interest and other income	1,302	8,049
Interest expense	(1,631)	(355)
Fair value adjustment on derivative instruments	(39,615)	–
Foreign exchange gain (loss)	465,376	357,301
Net loss for the period	$(1,111,105)	$(1,063,373)

Net loss per share:
Basic and diluted	$(0.03)	$(0.02)

Weighted average common shares outstanding: Basic and diluted	42,366,916	42,592,851

CounterPath Reports First Quarter Fiscal 2016 Financial Results

Non-GAAP Financial Measures

This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release include non-GAAP income (loss) from operations which exclude non-cash stock-based compensation calculated in accordance with GAAP.  The non-GAAP financial measures also include non-GAAP net income (loss) which excludes non-cash stock-based compensation relative to income (loss) calculated in accordance with GAAP.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions.  CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

Reconciliation to GAAP
(Unaudited)

Non-GAAP income (loss) from operations:	Three Months Ended
	July 31,
	2015	2014

GAAP income (loss) from operations	$(1,536,537)	$(1,428,368)
Plus:
Stock-based compensation	361,522	368,612
Non-GAAP income (loss) from operations	$(1,175,015)	$(1,059,756)

Non-GAAP net income (loss):	Three Months Ended
	July 31,
	2015	2014

GAAP net income (loss)	$(1,111,105)	$(1,063,373)
Plus:
Stock-based compensation	361,522	368,612
Non-GAAP net income (loss)	$(749,583)	$(694,761)

GAAP net income (loss) per share – basic and diluted	$(0.03)	$(0.02)

Non-GAAP net Income (loss) per share – basic and diluted	$(0.02)	$(0.02)